                             DISTRIBUTION AGREEMENT

                                 March __, 1996


Counsellors Securities Inc.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

                  This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Warburg, Pincus Balanced Fund, Inc. (the "Fund"), an open-end, non-diversified, management investment company organized as a corporation under the laws of the State of Maryland, has agreed that Counsellors Securities Inc. ("Counsellors Securities") shall be, for the period of this Agreement, the distributor of shares of common stock of the Fund, par value $.001 per share other than those designated Common Stock - Series 1. The common stock not designated Common Stock - Series 1 or the Advisor Shares shall be referred to as the "Common Shares", and the common stock designated the Advisor Shares shall be referred to as the "Advisor Shares."

         1.       Services as Distributor

                  1.1 Counsellors Securities will act as agent for the distribution of the Common Shares and Advisor Shares covered by the Fund's registration statement on Form N-1A, under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act") (the registration statement, together with the prospectuses (the "prospectus") and statement of additional information (the "statement of additional information") included as part of the registration statement, any amendments to the registration statement, and any supplements to, or material incorporated by reference into the prospectus or statement of additional information, being referred to collectively in this Agreement as the "registration statement").

                  1.2 Counsellors Securities agrees to use appropriate efforts to solicit orders for the sale of the Common Shares and Advisor Shares at such prices and on the terms and conditions set forth in the registration statement and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

                  1.3 All activities by Counsellors Securities as distributor of the Common Shares and Advisor Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934. Counsellors Securities shall not be deemed to have violated any state securities laws if it has acted in good faith and in accordance with any Blue Sky Report (as defined below) provided to it by the Fund from time to time.

                  1.4 Counsellors Securities agrees to (a) provide one or more persons during normal business hours to respond to telephone questions concerning the Fund and its performance, (b) provide prospectuses of other funds advised by Warburg, Pincus Counsellors, Inc. to shareholders considering exercising the exchange privilege and (c) perform such other services as are described in the registration statement and in the Shareholder Servicing and Distribution Plan (with respect to Common Shares, the "12b-1 Plan") and in the Distribution Plan (with respect to Advisor Shares, the "Distribution Plan"), each adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1") to be performed by Counsellors Securities including, without limitation, distributing and receiving subscription order forms and receiving written redemption requests.

                  1.5 Pursuant to the 12b-1 Plan, the Fund will pay Counsellors Securities on the first business day of each quarter a fee for the previous quarter calculated at an annual rate of .25% of the average daily net assets of the Common Shares of the Fund as compensation for the services provided by Counsellors Securities to the Common Shares pursuant to this Agreement.
Counsellors Securities serves without compensation as distributor for the Advisor Shares pursuant to this Agreement. Amounts paid to Counsellors Securities under the 12b-1 Plan may be used by Counsellors Securities to cover expenses that are primarily intended to result in, or that are primarily attributable to, (a) the sale of the Common Shares, as set forth in the 12b-1 Plan ("Selling Services"), (b) ongoing servicing and/or maintenance of the accounts of holders of Common Shares, as set forth in the 12b-1 Plan ("Shareholder Services"), and (c) sub-transfer agency services, subaccounting services or administrative services with respect to the Common Shares, as set forth in the 12b-1 Plan ("Administrative Services" and collectively with Selling Services and Administrative Services, "Services") including, without limitation,
(i) payments reflecting an allocation of overhead and other office expenses of Counsellors Securities related to providing Services; (ii) payments made to, and reimbursement of expenses of, persons who provide support services in connection with the distribution of the Common Shares including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, and providing any other Shareholder Services; (iii) payments made to compensate selected dealers or other authorized persons for providing any Services; (iv) costs relating to the formulation and implementation of marketing and promotional activities for the Common Shares, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, and related travel and entertainment expenses; (v) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective holders of Common Shares; and (vi) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities for the Common Shares that the Fund may, from time to time, deem advisable.

                  1.6 Pursuant to and in accordance with the Distribution Plan, Counsellors Securities may enter into agreements in a form approved by the Fund's governing board with institutional shareholders of record, broker-dealers, financial institutions, depository institutions, retirement plans and other financial intermediaries ("Institutions") who provide certain services in connection with Advisor Shares. The Fund will pay Institutions pursuant to the Distribution Plan either directly out of its own assets or through Counsellors Securities.

                  1.7 Counsellors Securities acknowledges that, whenever in the judgment of the Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Common Shares Advisor Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.8 Except as set forth in Section 1.6, Counsellors Securities will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

                  1.9 Counsellors Securities will transmit any orders received by it for purchase or redemption of the Common Shares and Advisor Shares to State Street Bank and Trust Company ("State Street"), the Fund's transfer and dividend disbursing agent, or its successor of which Counsellors Securities is notified in writing. The Fund will promptly advise Counsellors Securities of the determination to cease accepting orders or selling Common Shares or Advisor Shares or to recommence accepting orders or selling Common Shares or Advisor Shares. The Fund (or its agent) will confirm orders for Common Shares and Advisor Shares placed through Counsellors Securities upon their receipt, or in accordance with any exemptive order of the SEC, and will make appropriate book entries pursuant to the instructions of Counsellors Securities. Counsellors Securities agrees to cause payment for Common Shares and Advisor Shares and instructions as to book entries to be delivered promptly to the Fund (or its agent).

                  1.10 The outstanding Common Shares and Advisor Shares are subject to redemption as set forth in the prospectus. The price to be paid to redeem the Common Shares and Advisor Shares will be determined as set forth in the prospectus.

                  1.11 Counsellors Securities will prepare and deliver reports to the Treasurer of the Fund on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement, the 12b-1 Plan and the Distribution Plan adopted by the Fund pursuant to Rule 12b-1 and the purposes therefor, as well as any supplemental reports as the Directors from time to time may reasonably request.

                  1.12 Counsellors Securities shall furnish, at its expense and, except as provided in paragraph 1.5, without cost to the Fund, the services of personnel to the extent that such services are required to carry out its obligations under this Agreement. Counsellors Securities shall also, except as provided in paragraph 1.5, bear the expenses of any promotional or sales literature used by it or furnished by it in connection with the public offering of the Fund's shares, the expenses of printing (exclusive of typesetting) and distributing prospectuses and statements of additional information to prospective shareholders, the expense of advertising in connection with the public offering of the Fund's shares and all legal expenses in connection with the foregoing. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including the fees provided in paragraphs 1.5 and 1.6.

         2.       Duties of the Fund

                  2.1 The Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Common Shares and Advisor Shares for sale in those states that Counsellors Securities may designate. The Fund shall not, however, be required to qualify as a foreign business entity in any jurisdiction nor effect any modification of its policies or practices in order to qualify in any jurisdiction without the approval of the Fund's Directors. The Fund's officers, subject to the direction of the Board and with the advice of Counsellors Securities, shall determine whether it is desirable to qualify or continue to offer shares in any jurisdiction. Counsellors Securities shall have no obligation to assist in the qualification of shares in any jurisdiction or in the maintenance of any qualification, other than an obligation to serve as registered agent to the Fund and execute required filings.

                  2.2 The Fund shall furnish from time to time, for use in connection with the sale of the Common Shares and Advisor Shares, such informational reports with respect to the Fund and the Common Shares and Advisor Shares as Counsellors Securities may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. The Fund shall also furnish Counsellors Securities upon request with: (a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) semiannual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities held by the Fund, (e) monthly balance sheets as soon as practicable after the end of each month, (f) a survey indicating the states and jurisdictions in which each class of Fund shares is qualified for sale or exempt from the requirements of the securities laws of such state or jurisdiction and the amounts of shares that may be sold in such states and jurisdictions (the "Blue Sky Report"), and (g) from time to time such additional information regarding the Fund's financial condition as Counsellors Securities may reasonably request.

         3.       Representations and Warranties

                  The Fund represents to Counsellors Securities that all registration statements, prospectuses and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Common Shares and/or Advisor Shares have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Fund with respect to the Common Shares and/or Advisor Shares with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Fund represents and warrants to Counsellors Securities that any registration statement with respect to the Common Shares and/or Advisor Shares, or prospectus and statement of additional information contained therein, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement with respect to the Common Shares and/or Advisor Shares, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information with respect to the Common Shares and/or Advisor Shares when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Common Shares and/or Advisor Shares. Counsellors Securities may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Counsellors Securities' counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the Fund of a written request from Counsellors Securities to do so, Counsellors Securities may, at its option, terminate this Agreement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Counsellors Securities reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information with respect to the Common Shares and/or Advisor Shares, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

         4.       Indemnification

                  4.1 The Fund agrees to indemnify, defend and hold Counsellors Securities, its several officers and directors, and any person who controls Counsellors Securities within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Counsellors Securities, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information with respect to the Common Shares and/or Advisor Shares, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information with respect to the Common Shares and/or Advisor Shares, or necessary to make the statements in any of them not misleading; provided, however, that the Fund's agreement to indemnify Counsellors Securities, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Counsellors Securities or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information with respect to the Common Shares and/or Advisor Shares and in such financial and other statements as are furnished to Counsellors Securities pursuant to paragraph 2.2 hereof; and further provided that the Fund's agreement to indemnify Counsellors Securities and the Fund's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its shareholders to which Counsellors Securities would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Counsellors Securities' reckless disregard of its obligations and duties under this Agreement ("disabling conduct") or from error of judgment, mistake of law or any negligent act or omission by Counsellors Securities.

                  Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that Counsellors Securities was not liable by reason of disabling conduct, error of judgment, mistake of law or any negligent act or omission or
(ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that Counsellors Securities was not liable by reason of disabling conduct, error of judgment, mistake of law or any negligent act or omission by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party directors") or (b) an independent legal counsel in a written opinion. Counsellors Securities, its officers, directors and control persons shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it or them in connection with the matters as to which it or they are seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation law. Counsellors
Securities shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) Counsellors Securities shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel selected by the disinterested directors, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that Counsellors Securities will ultimately be found to be entitled to indemnification.

                  The Fund's agreement to indemnify Counsellors Securities, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against Counsellors Securities, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York and sent to the Fund by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this paragraph 4.1. The Fund's indemnification agreement contained in this paragraph
4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Counsellors Securities, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's shares. This agreement of indemnity will inure exclusively to Counsellors Securities' benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify Counsellors Securities promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issuance and sale of any of the Common Shares and/or Advisor Shares.

                  4.2 Counsellors Securities agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or wrongful sales activities of Counsellors Securities or its registered representatives or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by Counsellors Securities to the Fund specifically for use in the registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Counsellors Securities to the Fund and required to be stated in such answers or necessary to make such information not misleading. Notwithstanding anything contained herein to the contrary, Counsellors Securities shall not be responsible to the Fund for and shall not indemnify the Fund, its officers, directors or controlling persons from and against any claims, demands, liabilities and expenses arising solely as a result of actions taken or omitted to be taken in good faith reliance on, and in conformity with, the Blue Sky Report.

                  Counsellors Securities shall also indemnify and hold harmless the Fund, its officers and directors and persons who control the Fund within the meaning of Section 15 of the 1933 Act for any liability to the Fund or to the holders of shares by reason of Counsellors Securities' disabling conduct. The Fund, its officers, directors and control persons shall be entitled to advances from Counsellors Securities for payment of the reasonable expenses incurred by it or them in connection with the matters as to which it or they are seeking indemnification in the manner and to the fullest extent permissible under Maryland General Corporation law. The Fund shall provide to Counsellors Securities a written confirmation of its good faith belief that the standard of conduct necessary for indemnification by Counsellors Securities has been met and a written undertaking to repay any such advance if it should be determined that the standard of conduct has not been met. Counsellors Securities' agreement to indemnify the Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Counsellors Securities' being notified of any action brought against the Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to Counsellors Securities at its principal office in New York, New York and sent to Counsellors Securities by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify Counsellors Securities of any such action shall not relieve Counsellors Securities from any liability that Counsellors Securities may have to the Fund, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Counsellors Securities' indemnity agreement contained in this paragraph 4.2. Counsellors Securities agrees to notify the Fund promptly of the commencement of any litigation or proceedings against Counsellors Securities or any of its officers or directors in connection with the issuance and sale of any of the Common Shares and/or Advisor Shares.

                  4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall timely notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action. If the indemnifying party does not elect to assume the defense of any such action or if the indemnified party does not reasonably approve of counsel chosen by the indemnifying party or if separate counsel is authorized pursuant to the preceding sentence, the indemnifying party will reimburse all indemnified parties involved in such action for the fees and expenses of only one counsel or firm retained by such indemnified persons.

                  In the event that any claim for indemnification is made and, based on the advice of counsel, there is a reasonable basis for believing that such indemnification is against public policy as expressed in the 1933 Act, the 1934 Act and/or the 1940 Act, the indemnifying party, at its expense to the extent permitted by law, will submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in the 1933 Act, the 1934 Act and/or the 1940 Act, and the indemnifying party and the indemnified party will be governed by the final adjudication of such question.

                  The indemnification provisions contained in this Agreement and the representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the sale of any of the shares made pursuant to this Agreement. This agreement of indemnity will inure exclusively to the benefit of the indemnified parties, and to the extent permitted by the 1940 Act or any other applicable law consistent with the 1940 Act to the benefit of any of their successors and assigns. The indemnified party agrees promptly to notify the indemnifying party of the commencement of any litigation or proceeding against the former.

         5.       Effectiveness of Registration

                  None of the Common Shares or Advisor Shares shall be offered by either Counsellors Securities or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Common Shares or Advisor Shares shall be accepted by the Fund if and so long as the effectiveness of the registration statement shall be suspended under any of the provisions of the 1933 Act or if and so long as the prospectus is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its shares from any shareholder in accordance with the provisions of the prospectus or statement of additional information.

         6.       Notice to Counsellors Securities

                  The Fund agrees to advise Counsellors Securities immediately in writing:

                            (a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect with respect to the Common Shares and/or Advisor Shares or for additional information;

                            (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect with respect to the Common Shares and/or Advisor Shares or the initiation of any proceeding for that purpose;

                            (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect with respect to the Common Shares and/or Advisor Shares or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

                            (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information with respect to the Common Shares or Advisor Shares which may from time to time be filed with the SEC.

         7.       Term of Agreement

                  This Agreement shall continue until April 17, 1997 with respect to each of the Common Shares and Advisor Shares, and thereafter shall continue automatically for successive annual periods ending on April 17th of each year, provided such continuance is specifically approved at least annually by (a) a vote of a majority of the Fund's Board of Directors or (b) a vote of a majority (as defined in the 1940 Act) of each of the outstanding Common Shares and Advisor Shares, respectively, provided that the continuance is also approved by a vote of a majority of the Fund's Directors who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or the Distribution Plan, in this Agreement or in any agreement related to the 12b-1 Plan or Distribution Plan ("Qualified Directors"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Common Shares or the Advisor Shares without penalty (a) on sixty (60) days' written notice, by a vote of a majority of the Fund's Qualified Directors or by vote of a majority (as defined in the 1940 Act) of the outstanding Common Shares or Advisor Shares, as applicable, or (b) on ninety (90) days' written notice by Counsellors Securities. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         8.       Amendments

                  This Agreement may not be amended to increase materially the amount of the fee with respect to the Common Shares described in Section 1.5 above without approval of at least a majority (as defined in the 1940 Act) of the outstanding Common Shares. In addition, all material amendments to this Agreement must be approved by vote of the Fund's Board of Directors, and by a vote of a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting on the approval.

         9.       Confidentiality

                  Counsellors Securities agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Counsellors Securities may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                 Very truly yours,

                                 WARBURG, PINCUS BALANCED FUND, INC.



                                 By: ___________________________________
                                     Name:
                                     Title:



Accepted:

COUNSELLORS SECURITIES INC.


By: ____________________________________
    Name:
    Title: